UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

WEB2 CORP
(Exact name of registrant as specified in its charter)

Delaware	0-29462	13-412764
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Lucerne Cirlce, Suite 600
Orlando, FL 32801
(Address of Principal Executive Offices)

(407) 540-0452
(Registrant's telephone number, including area code)

 _______________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On December 7, 2006, a debt holder entered into an Amended and Restated Debt Conversion Agreement with the company. Pursuant to this agreement, among other things, the interest rate on certain convertible debt was increased from 8% to 18% effective as of June 9, 2004.

Item 8.01 Other Events.

On December 7, 2006, holders of 335,268 shares Series AA Preferred Stock converted all of their Series AA Preferred Stock and accumulated preferred dividends of $10,757 into 2,306,862 shares of the company’s common stock. No Series AA Preferred Stock remains outstanding.

On December 7, 2006, holders of convertible debt converted principal and interest of $72,610.64 into 484,071 shares of the company’s common stock.

Item 9.01

(c)	Exhibits.

1)	Amended and Restated Debt Conversion Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEB2 CORP

By:	/s/ William Mobley
William Mobley, CEO

Date: December 21, 2006